Exhibit 99.1

Ingevity Corporation 5255 Virginia Avenue North Charleston, SC 29406 USA www.ingevity.com

News	Contact: Jack Maurer 843-746-8242 jack.maurer@ingevity.com

Investors: Dan Gallagher 843-740-2126 daniel.gallagher@ingevity.com
Ingevity reports third quarter 2016 financial results

•
Net sales of $252.0 million and a net loss of $4.8 million resulted in net loss as a percentage of sales of 1.9 percent, compared to net sales of $256.5 million and net income of $24.7 million which resulted in net income as a percentage of sales of 9.6 percent in the prior year quarter

•	Net loss reflects a non-cash restructuring charge of $32.2 million for closure of Performance Chemicals’ Palmeira, Brazil, crude tall oil (CTO) refinery

•	Diluted loss per share was $0.17; adjusted earnings per share were $0.64

•	Adjusted EBITDA of $59.6 million up 5.3 percent compared to third quarter 2015 pro forma adjusted EBITDA of $56.6 million

•	Adjusted EBITDA margin of 23.7 percent improved 160 basis points versus pro forma third quarter 2015

•	Company narrows the ranges and raises the midpoints for fiscal year 2016 sales and adjusted EBITDA guidance

The results and guidance in this release include Non-GAAP financial measures. Refer to the section entitled “Use of Non-GAAP Financial Measures” within this release.

NORTH CHARLESTON, S.C., Nov. 2, 2016 - Ingevity Corporation (NYSE:NGVT) today reported third quarter net sales of $252.0 million and a net loss of $4.8 million, reflecting the impact of a $32.2 million non-cash restructuring charge associated with the closure of the company’s Palmeira, Brazil, crude tall oil (CTO) refinery. Ingevity’s third quarter net loss as a percentage of sales was 1.9 percent compared to prior year’s net income as a percentage of sales of 9.6 percent. Sales were down 1.8 percent versus the prior year’s third quarter. The third quarter diluted loss per share was $0.17. Excluding restructuring and other costs of $0.77 per share and separation costs of $0.04 per share, diluted adjusted earnings per share were $0.64. Diluted pro forma adjusted earnings per share were $0.62 in the previous year’s quarter. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) of $59.6 million were up 5.3 percent versus third quarter 2015 pro forma adjusted EBITDA of $56.6 million. Ingevity’s third quarter adjusted EBITDA margin of 23.7 percent was up 160 basis points from the prior year’s third quarter pro forma adjusted EBITDA margin of 22.1 percent.

“Ingevity delivered higher adjusted earnings and adjusted EBITDA margins in the third quarter despite slightly lower sales,” said Michael Wilson, Ingevity’s president and CEO. “The diversity of our businesses, in combination with effective execution in our cost-reduction programs, enabled us to post a strong quarter in line with our expectations.”

Wilson said the company’s Performance Materials segment continued its outstanding performance. “We are continuing to benefit from ongoing adoption of more stringent automotive gasoline vapor emission regulations, particularly in North America. In combination with the trend toward larger vehicles - which positively affected our product mix - our business is growing far in excess of vehicle demand. These revenue impacts, along with strong operational performance, spurred excellent earnings growth.”

Ingevity reports third quarter 2016 financial results - 2

He further stated that the company’s Performance Chemicals segment continued to face headwinds. “Our industrial specialties and oilfield applications businesses continued to experience volume and pricing pressure. However, we are beginning to see success in obtaining new business in downstream applications and penetrating new regions. Sales of our pavement technology products were also down in the quarter due to weaker than expected results in China. However, the long-term secular trends in pavement technologies applications remain strong, and we expect to see continued strong adoption of our pavement preservation and warm mix asphalt technologies going forward.”

Wilson said the company is maintaining its cost-reduction focus and remains on track to deliver $25 million to $30 million in cost savings in 2016.

“As part of our continued evaluation of our cost structure, we have decided to close our Palmeira, Brazil, CTO refinery,” Wilson said. The company intends to cease production there by year end. The plant’s closure is expected to reduce the company’s employment by approximately 80 people. The Palmeira facility represents approximately 10 percent of Ingevity’s CTO refining capacity and is its highest cost refinery. “Market conditions in South America have remained weak for an extended period, and as such we believe it’s necessary to scale our operations to the market opportunity. We expect to be able to supply our customer base in South America more cost effectively from our U.S. operations and to realize operational cost savings in 2017.”

Third Quarter 2016 Reportable Segment Financial Results

Performance Materials: Segment sales in the third quarter 2016 were a quarterly record at $79.3 million, up $15.4 million, or 24.1 percent, versus the third quarter 2015. Segment operating profit was $27.6 million, up $7.3 million, or 36 percent, versus the prior year quarter. Segment EBITDA were also a record at $32.3 million, up $9.9 million, or 44.2 percent, versus the prior year pro forma segment EBITDA. In automotive applications, increased regulatory adoption with the roll out of 2017 model year vehicles in North America drove strong revenue and earnings growth.

Performance Chemicals: Segment sales in the third quarter 2016 were $172.7 million, down $19.9 million, or 10.3 percent, versus the third quarter 2015. Segment operating profit was $21.9 million, down $8.5 million, or 28.0 percent, versus the prior year quarter. Segment EBITDA were $27.3 million, down $6.9 million, or 20.2 percent, versus the prior year quarter pro forma segment EBITDA due to lower sales volumes and pricing pressure, which were partially offset by savings in energy and raw materials and other cost-reduction initiatives.

Outlook

Ingevity raised the midpoint and narrowed the range for its fiscal year 2016 guidance on sales to between $895 million and $905 million and on adjusted EBITDA to between $192 million and $197 million. The previous guidance announced last quarter had been for sales of between $880 million and $910 million and adjusted EBITDA of between $180 million and $195 million.

The fourth quarter is expected to reflect the seasonality of Ingevity’s businesses, particularly sales in pavement technologies applications. In addition, the quarter will be impacted by several ongoing scheduled outages at Ingevity’s manufacturing facilities. The company said these maintenance outages are all proceeding as planned. Pressure in industrial specialties and oilfield applications is anticipated to continue in the fourth quarter. The company expects that these headwinds will be countered by continued growth in the Performance Materials segment.

“As we head into the homestretch of 2016, we continue to position Ingevity for growth, higher margins, and improved returns,” said Wilson. “We’re focused on delivering value to our customers, driving efficiencies, and creating value for our company and its shareholders.”

Ingevity: Purify, Protect and Enhance
Ingevity provides specialty chemicals and high-performance carbon materials and technologies that help customers solve complex problems. These products are used in a variety of demanding applications, including asphalt paving,

Ingevity reports third quarter 2016 financial results - 3

oil exploration and production, agrochemicals, adhesives, lubricants, printing inks and automotive components that reduce gasoline vapor emissions. Through a team of talented and experienced people, Ingevity develops, manufactures and brings to market products and processes that purify, protect and enhance the world around us. Headquartered in North Charleston, S.C., Ingevity operates from 25 locations around the world and employs approximately 1,500 people. The company is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit www.ingevity.com.

Additional Information
The company will host a conference call on Thursday, Nov. 3, 2016, at 10 a.m. (Eastern Time) to discuss third quarter fiscal results. Those who wish to participate in this event should dial 800-230-1059 (inside the U.S.) or 612-234-9959 (outside the U.S.), at least 15 minutes prior to the start of the call. In addition, a slide deck for use during the conference call will be posted on the investors section of Ingevity’s website shortly before the call begins. Replays will be available through Dec. 3, 2016, and can be accessed at 800-475-6701 (inside the U.S.) or 320-365-3844 (outside the U.S.), with access code 403148.

Use of Non-GAAP Financial Measures
Ingevity has presented certain financial measures which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are included in the financial schedules accompanying this news release, under the section entitled "Non-GAAP Financial Measures."

A reconciliation of net income to adjusted EBITDA as projected for 2016 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges incurred in 2016 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements generally include the words “may,” “could,” “should,” “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” “forecast,” “prospect,” “potential” or similar expressions. Forward-looking statements may include, without limitation, expected financial positions, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; and markets for securities. Like other businesses, Ingevity is subject to risks and uncertainties that could cause its actual results to differ materially from its expectations or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, general economic and financial conditions; international sales and operations; currency exchange rates and currency devaluation; compliance with U.S. and foreign regulations; attracting and retaining key personnel; conditions in the automotive market; worldwide air quality standards; government infrastructure spending; declining volumes in the printing inks market; the limited supply of crude tall oil (“CTO”); lack of access to sufficient CTO; access to and pricing of raw materials; competition from producers of substitute products; a prolonged period of low energy prices; the provision of services by third parties at several facilities; natural disasters, such as hurricanes, winter or tropical storms, earthquakes, floods, fires; other unanticipated problems such as labor difficulties including renewal of collective bargaining agreements, equipment failure or unscheduled maintenance and repair; protection of intellectual property and proprietary information; information technology security risks; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies and the chemicals industry; and lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes. These and other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are and will be more particularly described in our filings with the U.S. Securities and Exchange Commission, including our Form 10 Registration Statement and periodic filings. Readers are cautioned not to place undue reliance on Ingevity’s projections and forward-looking statements, which speak only as the date thereof. Ingevity undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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TABLE OF CONTENTS

FINANCIAL SCHEDULES	Page
Consolidated and Combined Statement of Operations	Financial Schedules - Page 1
Segment Operating Results	Financial Schedules - Page 2
Condensed Balance Sheets	Financial Schedules - Page 3
Condensed Statements of Cash Flows	Financial Schedules - Page 4
Non-GAAP Financial Measures	Financial Schedules - Page 5
Reconciliation of Adjusted Earnings (Loss)	Financial Schedules - Page 6
Reconciliation of Adjusted EBITDA	Financial Schedules - Page 8
Reconciliation of Segment EBITDA	Financial Schedules - Page 9
Notes to the Unaudited Pro Forma Adjustments	Financial Schedules - Page 10

INGEVITY CORPORATION
Consolidated and Combined Statements of Operations
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
In millions, except per share amounts	2016	2015	2016	2015
Net sales	$252.0	$256.5	$704.6	$757.9
Cost of sales	171.0	178.9	487.5	526.1
Gross profit	81.0	77.6	217.1	231.8
Selling, general and administrative expenses	29.7	28.0	86.2	88.3
Separation costs	2.5	5.5	13.6	11.8
Restructuring and other (income) charges, net	32.7	(0.4)	38.3	(1.1)
Other (income) expense, net	1.8	(1.1)	(3.9)	(1.3)
Interest expense, net	3.8	5.1	14.2	13.6
Income before income taxes	10.5	40.5	68.7	120.5
Provision for income taxes	15.3	15.8	37.9	44.5
Net income (loss)	(4.8)	24.7	30.8	76.0
Less: Net income (loss) attributable to noncontrolling interests	2.3	1.3	6.0	3.7
Net income (loss) attributable to Ingevity stockholders	$(7.1)	$23.4	$24.8	$72.3

Earnings (loss) per common share attributable to Ingevity stockholders
Basic and diluted	$(0.17)	$0.56	$0.59	$1.72
Average number of shares outstanding used in the earnings (loss) per share computations (1)	42.1	42.1	42.1	42.1

_________________
(1)
On May 15, 2016, WestRock distributed 42,102 thousand shares of Ingevity's common stock to holders of its common stock. The computation of basic and diluted earnings per common share for all periods prior to May 15, 2016 was calculated using the number of shares distributed on May 15, 2016.

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
In millions	2016	2015	2016	2015
Net sales
Performance Materials	$79.3	$63.9	$224.6	$191.9
Performance Chemicals	172.7	192.6	480.0	566.0
Total net sales	$252.0	$256.5	$704.6	$757.9

Segment operating profit
Performance Materials	27.6	20.3	81.5	64.5
Performance Chemicals	21.9	30.4	53.3	80.3
Total segment operating profit	49.5	50.7	134.8	144.8

Separation costs (1)	(2.5)	(5.5)	(13.6)	(11.8)
Restructuring and other income (charges) (2)	(32.7)	0.4	(38.3)	1.1
Interest expense, net	(3.8)	(5.1)	(14.2)	(13.6)
Provision for income taxes	(15.3)	(15.8)	(37.9)	(44.5)
Net (income) loss attributable to noncontrolling interests	(2.3)	(1.3)	(6.0)	(3.7)
Net income (loss) attributable to the Ingevity stockholders	$(7.1)	$23.4	$24.8	$72.3
_________________
(1)
Represents transaction costs associated with separation of Ingevity from WestRock. These costs are primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(2)	For the three and nine months ended September 30, 2016 and September 30, 2015 the charges related to Performance Materials and Performance Chemicals as shown in the table below:

	Three Months Ended September 30		Nine Months Ended September 30
In millions	2016	2015	2016	2015
Performance Materials	$—	$(0.4)	$0.8	$(1.1)
Performance Chemicals	32.7	—	37.5	—
Total	$32.7	$(0.4)	$38.3	$(1.1)

Financial Schedules - Page 2

INGEVITY CORPORATION
Condensed Balance Sheets

	September 30, 2016	December 31, 2015
In millions	(Unaudited)
Assets
Cash and cash equivalents	$27.1	$32.0
Accounts receivable, net	108.0	96.2
Inventories, net	154.7	151.0
Prepaid and other current assets	23.5	20.2
Current assets	313.3	299.4
Property, plant and equipment, net	419.9	437.5
Restricted investment	69.4	—
Other assets	42.8	44.9
Total assets	$845.4	$781.8
Liabilities and Equity
Accounts payable	$74.4	$64.8
Accrued expenses	18.9	12.2
Other current liabilities	25.7	20.2
Current liabilities	119.0	97.2
Long term debt including capital lease obligations	513.5	80.1
Deferred income taxes	71.2	75.7
Other liabilities	9.3	7.1
Total liabilities	713.0	260.1
Equity	132.4	521.7
Total liabilities and equity	$845.4	$781.8

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2016	2015
Cash flows from operating activities:	$74.6	$35.1
Cash flows from investing activities:
Capital expenditures	(37.3)	(63.6)
Payments for acquired businesses, net of cash acquired	—	0.6
Restricted investment	(69.4)	—
Net cash provided (used) by investing activities	(106.7)	(63.0)
Cash flows from financing activities:
Net borrowings under our revolving credit facility	140.5	—
Proceeds from long-term borrowings	300.0	—
Debt issuance costs	(3.6)	—
Borrowings (repayments) of notes payable and other short-term borrowings, net	(8.2)	8.3
Noncontrolling interest distributions	(3.6)	(2.7)
Cash distributed to WestRock at separation	(448.5)	—
Transactions with WestRock, net	51.4	30.6
Net cash provided (used) by financing activities	28.0	36.2
Increase (decrease) in cash and cash equivalents	(4.1)	8.3
Effect of exchange rate changes on cash	(0.8)	1.8

Change in cash and cash equivalents	(4.9)	10.1
At beginning of period	32.0	19.9
At end of period	$27.1	$30.0

Financial Schedules - Page 4

Ingevity Corporation
Non-GAAP Financial Measures

Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

Ingevity uses the following non-GAAP measures, inclusive of pro forma adjustments:

Adjusted earnings (loss) is defined as net income (loss) attributable to Ingevity stockholders plus restructuring and other (income) charges, separation costs, and the income tax expense (benefit) on those items.

Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share attributable to Ingevity stockholders plus restructuring and other (income) charges per share, separation costs per share, and the income tax expense (benefit) per share on those items.

Adjusted EBITDA is defined as net income (loss) plus provision for income taxes, interest expense, depreciation and amortization, separation costs and restructuring and other (income) charges.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net Sales

Segment EBITDA is defined as segment operating profit plus depreciation and amortization.

Segment EBITDA Margin is defined as Segment EBITDA divided by Net Sales.

The Company also uses the above financial measures as the primary measures of profitability used by managers of the business and its segments. In addition, the Company believes Adjusted EBITDA, Adjusted EBITDA Margin, Segment EBITDA and Segment EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with GAAP and investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another. Reconciliations of these non-GAAP financial measures are set forth within the following pages.

Unaudited Pro Forma Adjustments
The non-GAAP financial measures noted above, adjusted for the Unaudited Pro Forma Adjustments, apply only to our quarterly periods within and fiscal year ended December 31, 2015. The Unaudited Pro Forma Adjustments are from the Unaudited Pro Forma Combined Financial Statements which were derived from the historical Combined Financial Statements of Ingevity, prepared in accordance with U.S. generally accepted accounting principles. These Unaudited Pro Forma Combined Financial Statements include adjustments required by SEC Staff Accounting Bulletin Topic 1:B-3 and Article 11 of SEC Regulation S-X. For more information on the pro forma adjustments see the section entitled: "Notes to the Unaudited Pro Forma Adjustments" included within this Exhibit.
A reconciliation of net income to adjusted EBITDA as projected for 2016 is not provided. Ingevity does not forecast net income as we cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components include additional costs associated with the separation from WestRock, further restructuring and other income or charges incurred in 2016 as well as the related tax impacts of these items. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.

Financial Schedules - Page 5

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP)

	Three Months Ended September 30		Nine Months Ended September 30
In millions, except per share amounts	2016	2015	2016	2015
Net income (loss)	$(4.8)	$24.7	$30.8	$76.0
Less: Net income (loss) attributable to noncontrolling interests	2.3	1.3	6.0	3.7
Net income (loss) attributable to Ingevity stockholders (GAAP)	(7.1)	23.4	24.8	72.3
Restructuring and other (income) charges (A)	32.7	(0.4)	38.3	(1.1)
Separation costs (B)	2.5	5.5	13.6	11.8
Income tax effect on items above	(0.9)	(1.1)	(4.3)	(2.3)
Adjusted earnings (loss) (Non-GAAP)	$27.2	$27.4	$72.4	$80.7

Diluted earnings (loss) per common share (GAAP)	$(0.17)	$0.56	$0.59	$1.72
Restructuring and other (income) charges	0.77	(0.01)	0.91	(0.03)
Separation costs	0.06	0.13	0.32	0.28
Income tax effect on items above	(0.02)	(0.03)	(0.10)	(0.06)
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.64	$0.65	$1.72	$1.91

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (C)	42.2	42.1	42.2	42.1
_______________
(A) Charges incurred during 2016 primarily related to restructuring activities within our Brazilian Performance Chemicals operations. Charges for the three months ended September 30, 2016 were comprised of an asset impairment charge of $30.2 million, severance related charges of $2.0 million and miscellaneous exit costs of $0.5 million. Charges for the nine months ended September 30, 2016 were comprised of asset write-downs, including the asset impairment charge of $30.2 million, accelerated depreciation of $0.4 million, $7.2 million in severance related charges, and miscellaneous exist costs of $0.5 million.

Income for the three and nine months ended September 30, 2015 related to additional proceeds from the sale of our Performance Materials’ air purification business from 2014.
(B) In connection with the separation from WestRock we have incurred pre-tax separation costs. These costs were primarily related to professional fees associated with separation activities within the finance, tax and legal functions.

(C) The average number of shares outstanding used in the three months ended September 30, 2016 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 121 thousand diluted shares. This number of shares differs from the average number of shares outstanding used in the diluted earnings (loss) per common share computation (GAAP) as we had a net loss attributable to Ingevity stockholders (GAAP).

Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of 2015 Pro Forma - Adjusted Earnings (Non-GAAP)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
In millions, except per share amounts
Net income (loss)	$24.7	2.9		$27.6	$76.0	2.6		$78.6
Less: Net income (loss) attributable to noncontrolling interests	1.3			1.3	3.7			3.7
Net income (loss) attributable to Ingevity stockholders (GAAP)	23.4	2.9	(A)	26.3	72.3	2.6	(A)	74.9
Restructuring and other (income) charges	(0.4)	—		(0.4)	(1.1)	—		(1.1)
Separation costs	5.5	(5.5)		—	11.8	(11.8)		—
Income tax effect on items above	(1.1)	1.3		0.2	(2.3)	2.8		0.5
Adjusted earnings (loss) (Non-GAAP)	$27.4			$26.1	$80.7			$74.3

Diluted earnings (loss) per common share (GAAP)	$0.56	0.07		$0.63	$1.72	0.06		$1.78
Restructuring and other (income) charges	(0.01)	—		(0.01)	(0.03)	—		(0.03)
Separation costs	0.13	(0.13)		—	0.28	(0.28)		—
Income tax effect on items above	(0.03)	0.03		—	(0.06)	0.06		—
Diluted adjusted earnings (loss) per share (Non-GAAP)	$0.65			$0.62	$1.91			$1.75

Average number of shares outstanding used in diluted adjusted after-tax earnings per share computations	42.1			42.1	42.1			42.1
_______________
(A) Represents the cumulative after-tax pro forma adjustments as further described within the section entitled: "Notes to the Unaudited Pro Forma Adjustments".

Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30		Nine Months Ended September 30
In millions	2016	2015	2016	2015
Net income (loss) (GAAP)	$(4.8)	$24.7	$30.8	$76.0
Provision for income taxes	15.3	15.8	37.9	44.5
Interest expense	3.8	5.1	14.2	13.6
Separation costs	2.5	5.5	13.6	11.8
Depreciation and amortization	10.1	8.7	28.4	25.9
Restructuring and other (income) charges	32.7	(0.4)	38.3	(1.1)
Adjusted EBITDA (Non-GAAP)	$59.6	$59.4	$163.2	$170.7

Net sales	$252.0	$256.5	$704.6	$757.9
Net income (loss) margin	(1.9)%	9.6%	4.4%	10.0%
Adjusted EBITDA margin	23.7%	23.2%	23.2%	22.5%

Reconciliation of 2015 Pro Forma - Adjusted EBITDA (Non-GAAP)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
In millions
Net income (loss) (GAAP)	$24.7	2.9	(A)	$27.6	$76.0	2.6	(A)	$78.6
Provision for income taxes	15.8	0.2	(B)	16.0	44.5	0.6	(B)	45.1
Interest expense	5.1	(0.4)	(C)	4.7	13.6	0.6	(C)	14.2
Separation costs	5.5	(5.5)	(D)	—	11.8	(11.8)	(D)	—
Depreciation and amortization	8.7			8.7	25.9			25.9
Restructuring and other (income) charges	(0.4)			(0.4)	(1.1)			(1.1)
Adjusted EBITDA (Non-GAAP)	$59.4		(E)	$56.6	$170.7		(E)	$162.7

Net sales				$256.5				$757.9
Net income (loss) margin				10.8%				10.4%
Adjusted EBITDA margin				22.1%				21.5%
_______________
(A)	Represents the cumulative after-tax pro forma adjustments as further described within the section entitled: "Notes to the Unaudited Pro Forma Adjustments".
(B)	Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments" for a description of this adjustment.
(C)	Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments"for a description of this adjustment.
(D)	Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments"for a description of this adjustment.
(E)
Ingevity would have incurred incremental costs as an independent public company, including costs to replace services previously provided by WestRock as well as other stand-alone costs. In total, Ingevity management estimates that these costs would have ranged from $0.5 million to $1 million before-tax quarterly, over and above amounts currently included in the Unaudited Pro Forma Combined Statement of Operations.

Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Segment Operating Profit (GAAP) to Segment EBITDA (Non-GAAP)

In millions	Three Months Ended September 30		Nine Months Ended September 30
Performance Materials	2016	2015	2016	2015

Segment operating profit (GAAP)	$27.6	$20.3	$81.5	$64.5
Depreciation and amortization	4.7	2.8	11.6	8.1
Segment EBITDA (Non-GAAP)	$32.3	$23.1	$93.1	$72.6

Net sales	$79.3	$63.9	$224.6	$191.9
Segment operating margin	34.8%	31.8%	36.3%	33.6%
Segment EBITDA margin	40.7%	36.2%	41.5%	37.8%

Performance Chemicals
Segment operating profit (GAAP)	$21.9	$30.4	$53.3	$80.3
Depreciation and amortization	5.4	5.9	16.8	17.5
Segment EBITDA (Non-GAAP)	$27.3	$36.3	$70.1	$97.8

Net sales	$172.7	$192.6	$480.0	$566.0
Segment operating margin	12.7%	15.8%	11.1%	14.2%
Segment EBITDA margin	15.8%	18.8%	14.6%	17.3%

Reconciliation of 2015 Pro Forma - Segment EBITDA (Non-GAAP)

	Three Months Ended September 30, 2015				Nine Months Ended September 30, 2015
In millions		Pro Forma Adjust		Pro Forma		Pro Forma Adjust		Pro Forma
Performance Materials

Segment operating profit (GAAP)	$20.3	$(0.7)	(A)	$19.6	$64.5	$(2.1)	(A)	$62.4
Depreciation and amortization	2.8			2.8	8.1			8.1
Segment EBITDA (Non-GAAP)	$23.1			$22.4	$72.6			$70.5

Net sales				$63.9				$191.9
Segment operating margin				30.7%				32.5%
Segment EBITDA margin				35.1%				36.7%

Performance Chemicals
Segment operating profit (GAAP)	$30.4	$(2.1)	(A)	$28.3	$80.3	$(5.9)	(A)	$74.4
Depreciation and amortization	5.9			5.9	17.5			17.5
Segment EBITDA (Non-GAAP)	$36.3			$34.2	$97.8			$91.9

Net sales				$192.6				$566.0
Segment operating margin				14.7%				13.1%
Segment EBITDA margin				17.8%				16.2%
_______________
(A) Refer to the corresponding letter note within the "Notes to the Unaudited Pro Forma Adjustments"for a description of this adjustment.

Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Notes to the Unaudited Pro Forma Adjustments

For more information regarding the Ingevity’s unaudited pro forma combined statements of operations for the year ended December 31, 2015, see “Unaudited Pro Forma Combined Financial Statements” in the Ingevity’s registration statement on Form 10 and amendments thereto (the “Form 10”), copies of which may be obtained by visiting the web site of the Securities and Exchange Commission, or the SEC, at www.sec.gov. The "Unaudited Pro Forma Combined Statement of Operations" included within Ingevity's registration statement on Form 10 is presented for the fiscal year ended December 31, 2015 and gives effect as if the pro forma adjustments had occurred on January 1, the first day of fiscal year 2015. Presented below is a quarterly impact of each respective pro forma adjustments for the fiscal year ended December 31, 2015.

(A) We have entered into agreements to obtain audit and certain compliance functions as a stand-alone public company as well as compensation agreements with certain members of our executive team. Prior to the completion of the separation, we estimated that we would also enter into agreements to obtain insurance coverage according to quotations we had received based on our individual loss history, credit profile and selected insurance coverage. These expenses represent recurring costs in excess of the amounts historically allocated to Ingevity.

In addition, at the completion of the separation we entered into a new raw material supply agreement with WestRock for the purchase of black liquor soap skimmings (“BLSS”) and crude tall oil (“CTO”). We historically obtained BLSS and CTO from WestRock under previously existing supply agreements. We evaluated the new agreement and its impact on our pro forma income statement. The pro forma adjustment also included incremental costs of less than $1 million for the full year 2015 associated with this new agreement calculated by applying the new agreement’s pricing terms to the actual purchased volumes in 2015.

The 2015 pro forma adjustment by segment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Performance Chemicals	1.9	1.9	2.1	2.0	7.9
Performance Materials	0.7	0.7	0.7	0.6	2.7
Total	$2.6	$2.6	$2.8	$2.6	$10.6

(B) Represents the tax effect of proforma adjustments for each respective period.

(C) Represents adjustments to interest expense and amortization of debt issuance costs related to our target pro forma long-term indebtedness. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Interest expense	$0.6	$0.4	$(0.4)	$(1.7)	$(1.1)

(D) Represents the elimination of expenses directly related to transaction costs incurred during 2015 in connection with the separation from WestRock, primarily related to professional fees associated with separation activities within the finance, tax and legal functions. The 2015 pro forma adjustment by quarter is included in the below table:

	2015
In millions	Q1	Q2	Q3	Q4	YTD
Separation costs	$(1.5)	$(4.8)	$(5.5)	$(5.4)	$(17.2)

Financial Schedules - Page 10